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                                                                    EXHIBIT 99.5

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         This Amended and Restated Investor Rights Agreement, dated as of March 19, 2004 (as it may be amended, restated or modified and in effect from time to time, this "Agreement"), is made by and among Electric City Corp., a Delaware corporation (the "Company"), and each of the parties set forth on Schedule I attached hereto from time to time (collectively, the "Investors" and, together with the Company, the "Parties") and shall become effective on the Closing Date (as defined in the Redemption and Exchange Agreement (as defined below)).

                                   WITNESSETH

         WHEREAS, each of the Investors (other than CIT Capital Securities Inc.) is a holder of certain shares of the Company's outstanding Series A Convertible Preferred Stock ("Series A Preferred"), Series C Convertible Preferred Stock ("Series C Preferred") and/or Series D Convertible Preferred Stock ("Series D Preferred" and, together with the Series A Preferred and the Series C Preferred, the "Existing Preferred Stock"), and of shares of the Company's Common Stock; and

         WHEREAS, each of the Investors is a holder of Common Stock Warrants (as herein defined); and certain of the Investors are also holders of certain warrants to purchase additional shares of Series D Preferred Stock; and

         WHEREAS, the Parties have previously entered into that certain Investor Rights Agreement dated as of July 31, 2001, as amended (the "Prior Agreement");

         WHEREAS, the Company and each of the Investors (other than CIT Capital Securities Inc.) have entered into that certain Redemption and Exchange Agreement, dated as of the date hereof (as it may be amended, restated or modified and in effect from time to time, the "Redemption and Exchange Agreement"), whereby the Company will redeem for cash and/or exchange for shares of the Company's newly created Series E Convertible Preferred Stock, par value $0.01 per share (the "Series E Preferred Stock"), all of the outstanding shares of Existing Preferred Stock held by the Investors, and certain Investors will also exchange certain warrants to purchase shares of the Series D Preferred for warrants to purchase shares of Series E Preferred Stock, all as more fully described in the Redemption and Exchange Agreement; and

         WHEREAS, it is a condition to the obligations of such Investors to exchange such securities pursuant to the Redemption and Exchange Agreement that the parties hereto enter into this Agreement; and

         WHEREAS, the Parties desire that this Agreement supersede and replace the Prior Agreement in its entirety;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

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         1.1      Definitions. All terms capitalized but not defined herein
shall have the meaning attributable to such terms in the Redemption and Exchange Agreement, except where the context otherwise requires. The following additional terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following respective meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                  "Additional Securities Purchase Agreement" means the Securities Purchase Agreement dated as of November 29, 2001 between the Company and Leaf Mountain, as amended and in effect from time to time.

                  "Agreement" shall have the meaning set forth in the preamble of this Agreement.

                  "Closing Date" shall have the meaning given to it in the Redemption and Exchange Agreement.

                  "Commission" means the United States Securities and Exchange Commission or other governmental authority at the time administering the Securities Act.

                  "Common Stock" means and includes the Company's authorized common stock, par value $0.0001 per share.

                  "Common Stock Warrants" means, collectively, the warrants to purchase Common Stock which are listed on Schedule II to this Agreement, and any warrants which may hereafter be issued by the Company pursuant to transfer, partial exercise or subdivision of such warrants as provided therein.

                  "Company" shall have the meaning set forth in the preamble of this Agreement.

                  "Eligible Securities" means (i) the shares of Common Stock issued or issuable upon the conversion of the Series E Preferred Stock issued or issuable pursuant to the Redemption and Exchange Agreement;
         (ii) the shares of Common Stock issued or issuable upon exercise of the Series E Preferred Stock Warrants and conversion of the Series E Preferred Stock issued or issuable pursuant to such exercise; (iii) the shares of Common Stock issued or issuable pursuant to conversion of any shares of Series E Preferred Stock issued as dividends in respect of outstanding shares of Series E Preferred Stock; (iv) the shares of Common Stock issued or issuable upon exercise of the Common Stock Warrants; (v) the shares of Common Stock issued pursuant to the Securities Purchase Agreement, the Additional Securities Purchase Agreement, the Series C Securities Purchase Agreement and the Series D Securities Purchase Agreement; (vi) the shares of Common Stock issued prior to the Closing Date pursuant to conversion of shares of Series A Preferred; and (vii) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of, the shares described in clauses (i), (ii), (iii), (iv), (v), (vi) and this clause
         (vii); provided, however, that the foregoing definition shall exclude in all cases any Eligible Securities sold by a Holder in a transaction in which its rights under this Agreement are not also assigned; and provided further that any Eligible Securities sold

                                      -2-

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         pursuant to Rule 144 or sold in a registered public offering that has been declared effective shall no longer be Eligible Securities hereunder.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

                  "Existing Preferred Stock" shall have the meaning set forth in the first WHEREAS clause of this Agreement.

                  "Fully-Exercising Investor" shall have the meaning set forth in Section 3.1 hereof.

                  "Holder" means a registered holder of record of outstanding Eligible Securities or securities convertible into or exercisable for, directly or indirectly, Eligible Securities.

                  "Investors" shall have the meaning set forth in the preamble hereto.

                  "Leaf Mountain" means Leaf Mountain Company, LLC, an Illinois limited liability company.

                  "Notice" shall have the meaning set forth in Section 3.1 hereof.

                  "Parties" shall have the meaning set forth in the preamble hereto.

                  "Person" means and includes an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

                  "Piggyback Request" shall have the meaning set forth in
         Section 2.2(a) hereof.

                  "Qualified Primary Offering" means a firmly underwritten primary registered public offering of the Common Stock by the Company that raises at least $35 million in gross proceeds at a price of at least $5.00 per share (as adjusted for stock splits, stock combinations, recapitalizations and the like).

                  "Redemption and Exchange Agreement" shall have the meaning set forth in the fourth WHEREAS clause of this Agreement.

                  "Registration Request" shall have the meaning set forth in
         Section 2.1 hereof.

                  "Requesting Holder" shall have the meaning set forth in
         Section 2.1 hereof.

                  "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, as in effect from time to time.

                  "Securities Act" means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

                                      -3-

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                  "Securities Purchase Agreement" means that certain Securities
         Purchase Agreement, dated as of July 31, 2001, by and among the Company, certain of the Investors and certain other Persons, as amended and in effect from time to time.

                  "Series C Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of May 31, 2002, between the Company and Richard Kiphart, as amended and in effect from time to time.

                  "Series D Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of June 27, 2003, by and among the Company and certain of the Investors, as amended and in effect from time to time.

                  "Series E Preferred Stock" shall have the meaning set forth in the fourth WHEREAS clause of this Agreement.

                  "Series E Preferred Stock Warrants" means the warrants to purchase shares of Series E Preferred Stock issued to certain of the Investors pursuant to the Redemption and Exchange Agreement.

                  "Shares" shall have the meaning set forth in Section 3.1 hereof.

                                   ARTICLE II
                               REGISTRATION RIGHTS

         2.1      Requested Registration.

         (a) At any time after the Closing Date, Holders holding at least a majority of the shares constituting Eligible Securities may deliver to the Company a written request that the Company file and use its best efforts to cause to become effective a registration statement under the Securities Act with respect to such number of the Eligible Securities owned by the Holders as shall be specified in such request (a "Registration Request"), including, if specified in the Registration Request, a "shelf" registration statement on Form S-3 (or if Form S-3 is not then available, Form S-1 or such other form that the Company is eligible to use with respect to the Eligible Securities) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.1 if the aggregate value on the date of the Registration Request of the Eligible Securities to be registered thereon is less than $5,000,000. The Company shall not be required to file and use its best efforts to cause to become effective, pursuant to a Registration Request under this Section 2.1 more than four (4) registration statements at the demand of the Holders. The party (or parties) delivering a Registration Request is hereinafter referred to as the "Requesting Holder."

         (b) As soon as practicable following the receipt of a Registration Request, the Company will use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such Registration Request, the number of shares of Eligible Securities specified in such Registration Request (and the number of Eligible Securities specified in all notices received from Holders within 20 business days after notice of the Registration Request has been delivered pursuant to Section 2.2 hereof). The Company shall

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also be entitled to include in any registration statement filed pursuant to a
Registration Request, for sale in accordance with the method of disposition specified in such Registration Request, such number of shares of Common Stock as the Company shall desire to sell for its own account or for the account of other security holders or both. If the method of sale designated is an underwritten public offering, the managing underwriter or underwriters must be reasonably acceptable to both the Requesting Holder (or the holders of a majority of the shares of Eligible Securities held by all parties comprising the Requesting Holder if more than one party is the Requesting Holder) and the Company, which acceptance shall not be unreasonably withheld. Notwithstanding the foregoing provisions of this Section 2.1(b), to the extent that, in the opinion of the underwriter or underwriters (if the method of disposition shall be an underwritten public offering), marketing considerations require the reduction of the number of shares of Common Stock covered by any such registration, the number of shares of Common Stock to be registered and sold pursuant to such registration shall be reduced as follows:

                           (i) first, the number of shares of Common Stock to be registered on behalf of the Company shall be reduced (to zero, if necessary); and

                           (ii) second, the number of shares of Common Stock to be registered on behalf of Persons other than the Holders and their Affiliates, if any, shall be reduced (to zero, if necessary) pro rata according to the number of shares of restricted Common Stock held by each; and

                           (iii) third, the number of shares of Eligible Securities to be registered on behalf of the Holders and their Affiliates shall be reduced pro rata according to the number of shares of Eligible Securities held by each.

         (c) Notwithstanding anything to the contrary contained herein, the exercise by any Holder of any right hereunder with respect to shares of Eligible Securities shall not affect or diminish any other rights of such Holder hereunder with respect to any other securities of the Company held by such Holder.

         (d)      In addition to any rights Leaf Mountain may have under clause
(a) above, while it is the holders of not less than an aggregate of 750,000 shares of the Common Stock (calculated assuming the exercise of all rights, options, warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock), may deliver to the Company, on a single occasion, a Registration Request that the Company file and use its best efforts to cause to become effective, a registration statement under the Securities Act with respect to Eligible Securities comprising not less than 750,000 shares of Common Stock, on the terms and subject to the other conditions applicable to any Registration Request under this Section. Within forty-eight
(48) hours of receipt of such Registration Request, the Company shall provide written notice to all of holders of Series E Preferred Stock of such Registration Request.

         2.2      Piggyback Registration.

         (a) If the Company at any time after the Closing Date proposes to register Common Stock under the Securities Act for sale to the public (including registrations pursuant to Section 2.1 hereof), whether for its own account or for the account of other security holders or both

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(except registration statements on Form S-8, S-4 or another form not available for registering the Eligible Securities for sale to the public), each such time it will give written notice to all Holders of its intention to do so. Upon the written request of any Holder (a "Piggyback Request"), given within 20 business days after receipt of any such notice, to register any of its Eligible Securities, the Company shall, subject to Section 2.2(b) below, cause the Eligible Securities as to which registration shall have been so requested to be covered by the registration statement proposed to be filed by the Company.

         (b)      In the event that any registration statement described in this
Section 2.2 shall relate, in whole or in part, to an underwritten public offering of shares of Common Stock, the Eligible Securities to be registered must be sold through the same underwriters as have been selected by the Company (or agreed to pursuant to Section 2.1 hereof, if applicable). Otherwise, the method of distribution of the Eligible Securities to be sold by any Holder making a Piggyback Request shall be as specified therein. Except with respect to all Holders (and their respective Affiliates) in the case of a registration statement filed pursuant to a Registration Request under Section 2.1 hereof, the number of shares of Common Stock to be included in such registration statement on account of any Person may be reduced if and to the extent that the underwriter or underwriters shall be of the opinion that such inclusion would materially adversely affect the marketing of the total number of shares of Common Stock proposed to be sold, and the number of shares to be registered and sold by each Person (other than the Company) shall be reduced pro rata according to the relative number of fully diluted shares of Common Stock owned by such Person. Notwithstanding the foregoing provisions of this Section 2.2, the Company may withdraw any registration statement referred to in this Section 2.2 (other than a registration statement filed pursuant to a Registration Request under Section 2.1) without thereby incurring any liability for such withdrawal to any requesting Holder.

         2.3 Registration Procedures. If and whenever the Company is required by the provisions of Sections 2.1 or 2.2 to effect the registration of any Eligible Securities under the Securities Act, the Company shall:

         (a) prepare and file with the Commission a registration statement with respect to such securities that will permit the public sale thereof in accordance with the method of distribution specified in the applicable Registration Request, and the Company shall use its best efforts (i) to cause such registration statement to be filed within 60 days of receipt of the Registration Request, (ii) to cause such registration statement to be declared effective as promptly as practicable and (iii) to maintain the effectiveness of such registration statement for a period of not less than 90 days or, in the case of a registration statement pursuant to a Registration Request under
Section 2.1, until such times as all securities registered thereunder have been sold;

         (b) promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to effect and maintain the effectiveness of such registration statement for the period specified in Section 2.3(a) and as to comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period, including such amendments or supplements as are necessary to cure any untrue statement or omission referred to in Section 2.3(e)(vi);

         (c) provide to the managing underwriter or underwriters and not more than one counsel for all underwriters, and provide to the Holders of Eligible Securities to be included in such registration statement and not more than one counsel for all such Holders, the opportunity to participate in the preparation of (i) such registration statement, (ii) each prospectus relating thereto and included therein or filed with the Commission, and (iii) each amendment or supplement thereto;

         (d)      make available for inspection by the parties referred to in
Section 2.3(c) such financial and other information and books and records of the Company, and cause the officers, directors and employees of the Company, and counsel and independent certified public accountants of the Company, to respond to such inquiries, as shall be reasonably necessary, in the judgment of respective counsel to such Holders and such underwriter or underwriters, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that each such Person shall be required to retain in confidence and not to disclose to any other Person any information or records reasonably designated by the Company in writing as being confidential until such time as such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), unless (i) such Person shall be required to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter or (ii) such information is required to be set forth in such registration statement or the prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such prospectus in order that such registration statement, prospectus, amendment or supplement, as the case may be, shall not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and such information has not been so set forth after the request by a Holder to such effect;

         (e) immediately notify the Persons referred to in Section 2.3(c) and (if requested by any such Person) confirm such advice in writing, (i) when such registration statement or any prospectus included therein or any amendment or supplement thereto has been filed and, with respect to such registration statement or any such amendment, when the same has become effective; (ii) of any written or material comments by the Commission with respect thereto or any request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose;
(iv) if at any time the representations and warranties of the Company contemplated by Section 2.3(1)(i) cease to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Eligible Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (vi) at any time when a prospectus is required to be delivered under the Securities Act, of the occurrence or failure to occur of any event, or any other change in law, fact or circumstance, as a result of which such registration statement, prospectus or any amendment or supplement thereto, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (f) take reasonable efforts to prevent or obtain the withdrawal at the earliest practicable date of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto;

         (g) if requested by the managing underwriter or underwriters or the Holders of at least a majority of the Eligible Securities being sold in connection with an underwritten public offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters or such Holders reasonably specify should be included therein relating to the terms of the sale of such Eligible Securities, including, without limitation, information with respect to the number of Eligible Securities being sold to such underwriters, the names and descriptions of such Holders, the purchase price being paid therefore by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Eligible Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

         (h) furnish to each Holder of Eligible Securities included in such registration and each underwriter and counsel for Holder, if any, thereof a copy of such executed registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto, whether or not such exhibits are incorporated by reference therein) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and each amendment or supplement thereto, in conformity with the requirements of the Securities Act, as such Holder and the managing underwriter, if any, may reasonably request in order to facilitate the disposition of such Eligible Securities by such Holder or by the participating underwriters;

         (i) use its best efforts to (i) register or qualify the Eligible Securities to be included in such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Holder of such Eligible Securities and each managing underwriter, if any, thereof shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as is necessary to effect the disposition of such Eligible Securities in the manner contemplated by the registration statement, the prospectus included therein and any amendment or supplement thereto and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such Holder and any participating underwriter or underwriters to consummate the disposition in such jurisdictions of such Eligible Securities;

         (j) cooperate with the Holders of the Eligible Securities included in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Eligible Securities to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, and which shall not bear any restrictive legends; and, in the case of an underwritten public offering, enable such Eligible Securities to be registered in such names as the underwriter or underwriters may request at least two (2) business days prior to any sale of such Eligible Securities;

         (k) provide not later than the effective date of the registration statement a transfer agent and registrar for such Eligible Securities and a CUSIP number for all Eligible Securities;

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

         (l) enter into an underwriting agreement, engagement letter, agency agreement, "best efforts" underwriting agreement or similar agreement, as appropriate, and take such other actions in connection therewith as the Holders of at least a majority of the Eligible Securities to be included in such registration shall reasonably request in order to expedite or facilitate the disposition of such Eligible Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten public offering, (i) make such representations and warranties to the Holders of such Eligible Securities included in such registration and the underwriters, if any, in form, substance and scope as are customarily made in an underwritten public offering; (ii) obtain an opinion of counsel to the Company in customary form and covering such matters as are customarily covered by such an opinion as the Holders of at least a majority of such Eligible Securities and the underwriters, if any, may reasonably request, addressed to each participating Holder and the underwriters, if any, and dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement); (iii) obtain a "cold comfort" letter from the independent certified public accountants of the Company addressed to the Holders of the Eligible Securities included in such registration and the underwriters, if any, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, also dated the date of the closing under the underwriting agreement), such letter to be in customary form and covering such matters as are customarily covered by such letters; (iv) deliver such documents and certificates as may be reasonably requested by the Holders of at least a majority of the Eligible Securities included in such registration and the underwriters, if any, to evidence compliance with clause
(i) of this Section 2.3(1) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (v) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Sections 2.4, 2.5 and 2.6 hereof;

         (m) cause all such Eligible Securities registered hereunder to be listed on each securities exchange or over-the-counter market on which similar securities issued by the Company are then listed, and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its commercially reasonable efforts to secure designation of all such Eligible Securities covered by the registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Eligible Securities and, without limiting the generality of the foregoing, to use its commercially reasonable efforts to arrange for at least two market makers to register as such with respect to such Eligible Securities with the NASD;

         (n) make available on a reasonable basis senior management personnel of the Company to participate in, and cause them to cooperate with the selling Holders of Eligible Securities or the managing underwriter in any underwritten offering in connection with "road show" and other customary marketing activities, including "one-on-one" meetings with prospective purchasers of the Eligible Securities to be sold in the underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its capital stock; and

         (o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

         Notwithstanding the provisions of Section 2.3(a), the Company's obligation to file a registration statement, or cause such registration statement to become effective, shall be suspended, without incurring any liability to any Holder, for a period not to exceed 90 days if there exists at the time material non-public information relating to the Company that, in the reasonable opinion of the Company, should not be disclosed, provided that any such suspension shall occur no more than once in any 12-month period. In such an event, the Company shall promptly inform all Holders of the Company's decision to defer filing of a registration statement and shall notify all Holders promptly (but in any event not later than upon the expiration of the 90-day period specified in the immediately preceding sentence) of the recommencement of the Company's best efforts to file the registration statement and to cause the registration statement to become effective. If the Company shall so postpone the filing of a registration statement, (i) the Company shall use its reasonable best efforts to limit the delay to as short a period as is practicable and (ii) the Holders shall have the right to withdraw the request for registration by giving written notice to the Company at any time. In the event of such withdrawal, such request shall not be counted for purposes of the number of requests for registration to which the Holders are entitled pursuant to Section 2.1(a).

         In connection with each registration of Eligible Securities hereunder, each Holder thereof will furnish to the Company in writing such information with respect to it and its Affiliates and the proposed distribution by it and its Affiliates as shall be reasonably necessary in order to assure compliance with applicable federal and state securities laws. Each such Holder also agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any other event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Holder or the distribution of such Eligible Securities or omits to state any material fact regarding such Holder or the distribution of such Eligible Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update such previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Eligible Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances then existing. Each Holder further agrees that upon receipt of any notice referred to in the immediately preceding sentence, or upon receipt of any notice from the Company pursuant to Section 2.3(e)(vi) hereof, such Holder and its Affiliates shall forthwith discontinue the disposition of Eligible Securities pursuant to the registration statement applicable to such Eligible Securities until such Holder shall have received copies of an amended or supplemented registration statement or prospectus, and if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's (and its Affiliates') possession of the prospectus covering such Eligible Securities at the time of receipt of such notice.

         2.4 Expense. The Company shall pay all expenses incurred in complying with Sections 2.1 and 2.2, including without limitation all registration and filing fees, printing

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expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses of one counsel for the selling Holders, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws (other than those that by law must be paid by the selling security holders), transfer taxes, fees of transfer agents and registrars and stock exchange listing fees, but excluding all fees and expenses of counsel for the underwriters, if any, and all underwriting discounts and selling commissions applicable to the sale of Eligible Securities. All expenses of participating sellers other than those assumed by the Company in this Agreement shall be borne by such sellers in proportion to the number of shares of Eligible Securities sold by each seller or as they may otherwise agree.

         2.5      Indemnification.

         (a) In the event of a registration of Eligible Securities under the Securities Act pursuant to Sections 2.1 or 2.2, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each selling Holder, its Affiliates, each of their respective officers, directors, employees and agents, each underwriter of such Eligible Securities and each other Person, if any, who controls such selling Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such selling Holder, Affiliate, their respective officer, director, employee, agent, underwriter or controlling Person may become subject under the Securities Act or otherwise or in any action in respect thereof, and will reimburse each such Person for any legal or other expenses reasonably incurred by he, she or it in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Eligible Securities were registered under the Securities Act pursuant to Sections 2.1 or 2.2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to any such selling Holder, Affiliate, officer, director, employee, agent, underwriter or controlling Person in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by such selling Holder, Affiliate officer, director, employee, agent, underwriter or controlling Person in writing specifically for use in such registration statement or prospectus.

         (b) Each selling Holder of such Eligible Securities, severally and not jointly, will indemnify and hold harmless the Company, each underwriter and each Person, if any, who controls the Company or any underwriter within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of securities registered by the registration statement covering such Eligible Securities and each Person, if any, who controls such seller, against all losses, claims, damages or liabilities, joint or several, to which the Company or any such officer, director, underwriter, other seller or controlling Person may become subject under the Securities Act or otherwise, and shall reimburse the Company and each such officer, director, underwriter, other seller and controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of material fact or omission or alleged omission of a material fact required to be stated therein made in reliance upon and in conformity with information pertaining to such Holder furnished in writing to the Company by such Holder specifically for use in the registration statement or prospectus relating to such Eligible Securities. Notwithstanding the immediately preceding sentence, the aggregate liability of each such Holder hereunder shall not in any event exceed the net proceeds received by such Holder from the sale of Eligible Securities covered by such registration statement.

         (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party, if a claim in respect thereof is to be made against an indemnifying party hereunder, shall notify such indemnifying party in writing thereof, but the omission so to notify such indemnifying party shall not relieve such indemnifying party from any liability that it may have to any indemnified party other than under this
Section 2.5 and, unless the failure to so provide notice materially adversely affects or prejudices such indemnifying party's defense against any action, shall not relieve such indemnifying party from any liability that it may have to any indemnified party under this Section 2.5. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from such indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 2.5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume and undertake the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such defense to be reimbursed by the indemnifying party as incurred.

         (d) No indemnifying party shall be liable for any amounts paid in a settlement effected without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the indemnified party's prior written consent, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

         (e) The reimbursements required by this Section 2.5 shall be made by periodic payment during the course of the investigation or defense, as and when bills are received and expenses incurred.

         (f) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, or controlling Person of such indemnified party and shall survive the transfer of securities.

         2.6      Contribution. If for any reason the indemnity set forth in
Section 2.5 is unavailable or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by said indemnity
(a) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other hand (determined by reference to, among other things, whether the actual or alleged untrue statement of a material fact or actual or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) or (b) if the allocation provided by Section 2.6(a) above is not permitted by applicable law or provides a lesser sum to such indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party and such indemnified party but also the relative benefits received by the indemnifying party on the one hand and such indemnified party on the other hand, as well as any other relevant equitable considerations.

         The Parties agree that it would not be just and equitable if contribution pursuant to this Section 2.6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in such paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.6, a Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the sale of Eligible Securities sold by such Holder and distributed to the public exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person that is not guilty of such fraudulent misrepresentation.

         2.7 Underwriting Agreement. If Eligible Securities are to be sold pursuant to a registration statement in an underwritten offering pursuant to Sections 2.1 or 2.2, the Company and each selling Holder of Eligible Securities shall enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are reasonably satisfactory to the Company and each such selling Holder and as are customary in the securities business for such an arrangement among such underwriter or underwriters, each such selling Holder and companies of the Company's size and investment stature. No Holder of Eligible Securities may participate in any underwritten sale of Eligible Securities pursuant to Sections 2.1 or 2.2 hereof unless such Holder agrees to sell such Holder's securities in accordance with any underwriting arrangements approved by the Persons entitled hereunder to specify the method of distribution of the securities being registered and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Notwithstanding anything to the contrary contained herein, no Holder of Eligible Securities shall be required to make any representations and warranties to the Company or the underwriters other than representations or warranties regarding the identity of such Holder, such Holder's Eligible Securities, such Holder's ability to transfer title to such Holder's Eligible Securities and such Holder's intended method of distribution or any other representations required by applicable law.

         2.8 Limitations on Subsequent Registration Rights. If, subsequent to the date hereof, the Company grants to any holders or prospective holders of the Company's securities the right to require that the Company register any securities of the Company under the Securities Act, such registration rights shall be granted subject to the rights of the Holders to include all or part of their Eligible Securities in any such registration on the terms and conditions set forth in Section 2.2.

         2.9 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to use Form S-3 for the sale of its Eligible Securities;

                  (c) file with the SEC in a timely manner all reports and other documents as may be required of the Company under the Securities Act and the Exchange Act; and

                  (d) furnish to each Holder, so long as such Holder owns any Eligible Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         2.10     Market-Standoff Agreement.

         (a) Market-Standoff Period; Agreement. If requested by the Company and the managing underwriter of Common Stock of the Company, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of such underwriter, for such period of time (not to exceed 180 days) from the effective date of a registration statement filed under the Securities Act as may be requested by such underwriter and to execute an agreement reflecting the foregoing as may be requested by such underwriter at the time of the Company's underwritten public offering; provided that such agreement shall only apply to the first such registration statement of the Company including securities to be sold on its behalf to the public after the date hereof.

         (b) Limitations. The obligations described in Section 2.10(a) shall apply only if all officers and directors of the Company and all significant equity holders of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Act. If any Person, including any officer or director of the Company and any equity holder of the Company, is released from its obligations under Section 2.10(a) or such similar arrangements, all Holders shall be released from such obligations.

         2.11 Subsequent Public Offering. At any time following the Closing, upon request of Holders holding a majority of the Eligible Securities, the Company shall use its best efforts to conduct a firmly underwritten primary registered public offering of its Common Stock as promptly as practical following the receipt of such notice, if, in the opinion of a major investment banking firm selected by Holders holding a majority of the Eligible Securities, the public equity markets would be receptive to such an offering.

                                   ARTICLE III
                              PARTICIPATION RIGHTS

         3.1 Right of First Offer. Subject to the terms and conditions specified in this Section 3.1, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined).

         Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

                  (a) The Company shall deliver a notice by registered or certified mail ("Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                  (b) Within 30 calendar days after delivery of the Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the sum of Common Stock acquired from time to time pursuant to this Article III and the number of shares of Eligible Securities held by such Investor (and its Affiliates) bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Investor that elects to purchase all the Shares available to it (each, a "Fully-

         Exercising Investor") of any other Investor's failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor (and its Affiliates) shall be entitled to obtain its initial allocation of the Shares, plus, if desired, that portion of the Shares for which Investors were entitled to subscribe but that were not subscribed for by the Investors that is equal to the proportion that the number of shares of Eligible Securities issued and held by such Fully-Exercising Investor (and its Affiliates) bears to the total number of shares of Eligible Securities issued and held by all such Fully-Exercising Investors (and their Affiliates) desiring to purchase such unsubscribed Shares.

                  (c) The Company may, during the 90-day period following the expiration of the periods provided in Section 3.1(b) hereof, offer the remaining unsubscribed portion of the Shares to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than those specified in, the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the rights provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                  (d) The right of first offer in this Section 3.1 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the purpose of soliciting or retaining their services, (ii) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (iii) to Common Stock issued upon conversion of shares of Series E Preferred Stock or the exercise of the Common Stock Warrants, or the Series E Preferred Stock issued upon the exercise of Series E Preferred Stock Warrants, (iv) to the issuance of securities pursuant to currently outstanding options, warrants, notes or other rights to acquire securities of the Company, (v) to a Qualified Primary Offering, (vi) to the issuance of Series E Preferred Stock as dividends upon outstanding Series E Preferred Stock, or (vii) to stock splits, stock dividends or like transactions.

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 Assignment; Third Party Beneficiaries. All covenants and agreements contained in this Agreement by or on behalf of any of the signatories shall bind and inure to the benefit of the respective successors and assigns of the signatories, whether so expressed or not. If any transferee of any Holder of Eligible Securities shall acquire Eligible Securities in any manner (other than by way of a registered public offering), whether by operation of law or otherwise, such Eligible Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Eligible Securities such transferee shall be entitled to receive the benefits of a Holder and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. The benefits to which any such permitted transferee shall be entitled shall include, without limitation, the rights to register Eligible Securities under Sections 2.1 or 2.2 hereof; provided, however, that any such transferee shall not be entitled to deliver to the Company a Registration Request pursuant to Section 2.1 hereof unless such permitted transferee acquired from its transferor at least 1,000,000 Eligible Securities; provided, however, that the transfer of registration rights held pursuant to this Agreement to an Affiliate, shareholder, equity holder or officer of any Investor or its Affiliates shall be without restriction as to minimum shareholding.

         4.2 Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

                  (i)      If to the Company:

                           1280 Landmeier Road
                           Elk Grove Village, IL 60007-2410
                           Fax No. 847-437-4969
                           Attention: General Counsel.

                  (ii) If to an Investor: at the address set forth in the Redemption and Exchange Agreement.

                  (iii) If to a Holder other than an Investor, at the most recent address for such Holder maintained in the books and records of the Company.

         4.3 Governing Law. Except as to matters governed by the General Corporation Law of the State of Delaware and decisions thereunder of the Delaware courts applicable to Delaware corporations, which shall be governed by such laws and decisions, this Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois.

         4.4 Amendments. This Agreement may not be amended or modified, and no provision hereof may be waived, except in writing, and any such writing shall only be effective with respect to a Party who has executed such writing. The failure of any of the Parties to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of that term or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         4.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed an original executed counterpart hereof and a representation that an original executed counterpart hereof will be delivered.

         4.6 Remedies. The Parties acknowledge that there may be no adequate remedy at law if any Party fails to perform any of its obligations hereunder and that each Party may be irreparably harmed by any such failure, and accordingly agree that each Party, in addition to any other remedy that it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other Party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any state thereof having jurisdiction.

         4.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         4.8 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Investors and Holders shall be enforceable to the fullest extent permitted by law.

         4.9 Entire Agreement. Effective as of the date hereof, this Agreement amends and restates in its entirety the Prior Agreement. This Agreement is intended by the Parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

       [Balance of page intentionally left blank; signature page follows.]

         IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investor Rights Agreement as of the day and year first above written.

COMPANY                                   INVESTORS

ELECTRIC CITY CORP.,                      NEWCOURT CAPITAL USA INC.,
a Delaware corporation                    a Delaware corporation

By: _____________________________         By: __________________________________
Name:  John Mitola                        Name: ________________________________
Title: Chief Executive Officer            Title: _______________________________

                                          CIT CAPITAL SECURITIES, INC. a
                                          Delaware corporation

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          MORGAN STANLEY DEAN WITTER
                                          EQUITY FUNDING, INC., a Delaware
                                          corporation

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          ORIGINATORS INVESTMENT PLAN,
                                          L.P., a Delaware limited partnership

                                          By: MSDW OIP Investors, Inc., its
                                              general partner

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          CINERGY VENTURES II, LLC,
                                          a Delaware limited liability company

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          LEAF MOUNTAIN COMPANY, LLC, an
                                          Illinois limited liability company

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          SF CAPITAL PARTNERS LTD., a British
                                          Virgin Islands company

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          AUGUSTINE FUND LP, an Illinois limited
                                          partnership

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          TECHNOLOGY TRANSFORMATION
                                          VENTURE FUND, LP, a Delaware limited
                                          partnership

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          ______________________________________
                                          RICHARD P. KIPHART, an individual

                                          ______________________________________
                                          DAVID R. ASPLUND, an individual

                                          ______________________________________
                                          JOHN DONOHUE, an individual

                                          JOHN THOMAS HURVIS REVOCABLE
                                          TRUST, an Illinois trust

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________